Exhibit 99.1
October 6, 2008

To:	Members of the IMH Secured Loan Fund, LLC

From:	Shane Albers, Chairman and CEO
The rapid, disturbing, and consequential events of the past several weeks in the nation’s and the world’s financial markets have caused shock waves across the globe. These events understandably have prompted some members of the IMH Secured Loan Fund, LLC (“Fund”) to express concern about the status of the Fund.
We at IMH believe that we can continue to produce the best results for our members by pursuing a course of action consistent with the core principles of our business practice. Even in the midst of the current global financial crisis, we believe we can — and will — maintain our commitment to our fundamental philosophy:
Rule 1: Don’t lose the money.
Rule 2: Don’t lose the money.
Rule 3: Don’t forget Rule 1 and Rule 2.
Asset Safety
There has never been a more important time to maintain our business practices driven by these principles. At IMH we have always engaged in a continuous and thorough analysis of market conditions, and we will act aggressively and decisively to protect and preserve each member’s assets in the IMH Secured Loan Fund.
We would like to provide you with a concise summary of our analysis of the current state of the market, and how we intend to safely guard your investment in the Fund.
Economic Conditions and Analysis
Over the past few weeks, the US and global economies have undergone a dramatic, fundamental, and permanent change. During this time, some of the world’s largest financial institutions have experienced government seizure, forced merger, or liquidation. Corporate giants Morgan Stanley, Goldman Sachs, and General Electric all have experienced credit and liquidity difficulties leading to emergency capital injections by foreign banks and Warren Buffett.
The business model of large banks and investment banks requires billions of dollars of capital, an enormous number of transactions, and significant leverage to achieve their earnings objectives. All banks leverage their capital at least 10 times. Investment banks leverage their capital 20-30 times. Excessive leverage became the catalyst for activating a fundamental and systemic problem. The lack of liquidity when combined with the credit

October 6, 2008

freeze which began with Bear Stearns’ demise, quickly affected Indy Mac, Freddie Mac, Fannie Mae, Lehman Brothers, Merrill Lynch, Washington Mutual, Wachovia and AIG. These companies suddenly found themselves over-leveraged on inadequate assets. The lack of transparency and the inability to assess quickly the actual value of these inflated and over-leveraged assets made it impossible for these financial institutions to attract sufficient new capital to solve their problems.
In contrast, the IMH Secured Loan Fund has never been in the business of securitizing residential or commercial mortgages, does not use leverage, and has no exposure to “toxic” assets.
We would like to underscore the fact that the IMH Secured Loan Fund is not leveraged.
Most recently, the US Treasury and the Federal Reserve, as well as the White House and Congress, have scrambled to pass a $700 billion bailout bill that was finally approved this past Friday. Year-to-date, the stock market has dropped more than 25%, and the market responded to Congressional approval of the bailout by declining even further. In the near term, we are uncertain of the impact the bailout will have on improving the current lack of liquidity and credit.
Reasonable Inferences and Implications
We believe the near-term credit freeze and the lack of liquidity will not be alleviated by either corporate consolidations or injections of bailout capital. Banks have not been, and we believe will not be, lending in a meaningful way for the foreseeable future.
These circumstances — when viewed from the vantage point of IMH’s adherence to its three fundamental rules — cause us to conclude that we must make prudent adjustments to our business operations and management policies. Here is what that means in practical terms.
Short-term Financing vs. Longer-term Financing
Short-term bridge loans to facilitate real estate entitlement, development and interim financing constitute the heart of our Fund’s business model. This model relies on market capital availability. However, current market conditions have virtually eliminated these traditional sources of take-out financing. We believe it will take 12-24 months for markets and capital sources to begin to “normalize.”
Based on the events of recent weeks, we expect that there will be a lack of take-out financing for many of the loans in our portfolio. As a result, we have determined that the Fund’s short-term financing platform will need to be modified — both in policy and action — in order to deal with the current credit freeze.
Our Fund Members
For the greater part of 2008, despite the upheaval in the financial markets and the panicked behavior of Wall Street, the investment trends in our Fund were not adversely impacted. In fact, throughout this period, new Fund investments had considerably outweighed redemption requests. Even when the Dow plummeted 777 points in a single day (with a cumulative loss of over $1.3 trillion), the assets in the IMH Secured Loan Fund lost none of their high quality. They remain tangible and appreciable assets. However, the market volatility in September alone prompted an aggregate record number of Fund redemption requests (totaling $37,000,000); nearly three times our typical monthly average. More than half of these requests were received in the last few days of September.

October 6, 2008

The ability of market events to trigger such substantial and immediate redemption requests in our Fund concerns us greatly. We have determined that the prudent and measured course of action is to implement the following policies immediately:
     Management Policies
•	Maintain capital to honor all Fund commitments and obligations.
•	Manage and protect the existing portfolio effectively.
•	Remain steadfast against “fire-sale” liquidation of Fund assets.
•	Continue to make meaningful pro-rata cash distributions on a monthly basis to Fund members.
     Management Actions
•	The Fund will suspend accepting any additional member capital.
•	The Fund will suspend re-investing monthly distributions.
•	The Fund will pay all future monthly distributions in cash.
•	The Fund will cancel all pending redemption requests in order to safely maintain capital for managing, protecting and preserving Fund assets.
•	The Fund will not accept any new redemption requests.
•	The Fund will continue to work toward meaningful distributions to its members.
We believe these management adjustments are appropriate and prudent in light of the current conditions of the US and global capital markets. We will continue to evaluate all assets in the Fund on a case-by-case basis, each with an emphasis on preserving capital, generating liquidity, and providing member distributions. These policies and management actions will remain in effect until IMH determines that they should be changed.
Implementing this immediate course of action, when combined with the Fund’s $55,000,000 cash-on-hand, allows us adequate time to continue to make prudent decisions, maximize the Fund’s value, and avoid the disastrous fate of others. We will continue to protect and preserve Fund assets aggressively and decisively in market conditions that currently challenge the entire global economic structure.
We believe that we can achieve the most significant and the safest results for Fund members by following this course of action. Asset safety and appreciable returns for Fund members remain our principal — and unwavering — goals.

October 6, 2008

The lack of capital and credit in this still-tumultuous market environment will no doubt create numerous and attractive opportunities for judicious investments that produce high yields. We plan to communicate with you as these opportunities arise.
We want to provide you with accurate and reliable information. We will communicate with you frequently, and we will, of course, provide you with additional updates as circumstances and events unfold. In the interim, we welcome your responses to this communication. In order to give you — and your continuing investment in the IMH Secured Loan Fund — the time and attention both deserve, I invite you to communicate directly with us or your financial advisor about these and any other matters. You can also reach me at the following address: Shane@imhre.com
My Very Best,
Shane Albers
Chairman & CEO

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future obligations, future loan performance, business trends and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “assumes,” “may,” “should,” “will,” “principles,” and “philosophy” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, the matters discussed above and in the reports we file with the Securities and Exchange Commission, including those under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” are based upon our current expectations, beliefs, projections and assumptions. Our expectations, beliefs, projections and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that our results of operations will meet the expectations set forth in our forward-looking statements. For a detailed description of cautionary factors that may affect our future results, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q. Further, the forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.